Exhibit 1
DEALER MANAGER AGREEMENT
May 10, 2010
DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York 10005
As Representative of the Dealer Managers
Ladies and Gentlemen:
          U.S. Bancorp, a Delaware corporation (the “Company”), proposes to commence an exchange offer for any and all of the 1,250,000 outstanding 6.189% Fixed-to-Floating Rate Normal Income Trust Securities, liquidation amount $1,000 per security (the “Old Securities”) of USB Capital IX, a statutory trust created under the laws of the State of Delaware (the “Trust”), in exchange for up to 1,250,000 Depositary Shares (the “New Securities”), each representing a 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share of the Company (the “Preferred Stock”) (such exchange offer, as the same may from time to time be amended and/or supplemented, the “Exchange Offer,”), upon the terms and subject to the conditions set forth in the Exchange Materials, as defined below. The New Securities will be issued in exchange for the Old Securities that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer (the date on which the New Securities are issued in the Exchange Offer and the Old Securities are exchanged in the Exchange Offer, the “Exchange Date”) and are accepted pursuant to the terms of the Exchange Offer.
          The New Securities will be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into on the Exchange Date between the Company and U.S. Bank National Association as depositary (the “New Securities Depositary”).
          In connection with the Exchange Offer, the Company is also soliciting (the “Solicitation”) consents (the “Consents”) from the holders of the Old Securities to the adoption of proposed amendments (the “Proposed Amendments”) to (i) the Amended and Restated Trust Agreement, dated as of March 17, 2006 (the “Trust Agreement”), by and among the Company, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein, and the several Holders of the Trust Securities (as defined therein); (ii) the Junior Subordinated Indenture, dated as of April 28, 2005, between the Company and Delaware Trust Company, National Association (the “Original Trustee”) as amended and supplemented from time to time by supplemental indentures between the Company and the Wilmington Trust Company, as indenture trustee and successor trustee (the “Indenture Trustee”) (such amended and supplemented Junior Subordinated Indenture, the “Base Indenture”); (iii) $1.251 billion aggregate principal amount of Remarketable Junior Subordinated Notes, due 2042 (the “Junior Notes”), issued under the Base Indenture by the Company to the Trust; (iv) the Stock

Purchase Contract Agreement (the “Stock Purchase Contract Agreement”), dated as of March 17, 2006, between the Trust and the Company, pursuant to which the Trust agreed to purchase 12,510 Stock Purchase Contracts (each a “Stock Purchase Contract”), each having a stated amount of $100,000 and obligating the Trust to purchase from the Company, and the Company to sell to the Trust, subject to the terms hereof, one share of the Company’s Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Preferred Stock”), on the Stock Purchase Date provided for (and as defined in) the Stock Purchase Contract Agreement; and (v) the Collateral Agreement (the “Collateral Agreement”), dated as of March 17, 2006, between the Trust, the Company and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), under which the Trust initially pledged the Junior Subordinated Notes to secure its obligation to purchase Preferred Stock under the Stock Purchase Contracts.
          In connection with the Solicitation, promptly upon receipt of the requisite Consents, (A) it is expected that (i) the Company and the Indenture Trustee will execute an Eighth Supplemental Indenture (the “Supplemental Indenture”) to the Base Indenture to give effect at the Expiration Date to the Proposed Amendments to the Base Indenture and the Junior Notes, (ii) the Company, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein, will execute Amendment No. 1 to the Trust Agreement to give effect at the Expiration Date to the Proposed Amendments to the Trust Agreement (the “Trust Agreement Amendment”), (iii) the Company and the Trust will execute an amended and restated Stock Purchase Contract Agreement to give effect at the Expiration Date to the Proposed Amendments to the Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement Amendment”), and (iv) the Company, the Collateral Agent and the Trust will execute an amended and restated Collateral Agreement to give effect at the Expiration Date to the Proposed Amendments to the Collateral Agreement (the “Collateral Agreement Amendment”); and (B) immediately prior to the Exchange Date, it is expected that the Company will file with the Secretary of State of Delaware an amended Certificate of Designations for the Preferred Stock to give effect to certain amendments to the terms of the Preferred Stock as described in the Preliminary Prospectus, the Disclosure Package and the Prospectus and the issuance of the New Securities on the Exchange Date (the “Preferred Stock Amendment”).
          This agreement between the Company and the Dealer Managers shall be hereinafter referred to as the “Agreement.”
          The term “Transaction Documents” shall mean the documents set forth on Schedule I hereto.
          The Company hereby confirms its agreement with you as follows:
          1. Exchange Offer Materials. The Company agrees to furnish to you at the Company’s own expense as many copies as you may reasonably request of the Preliminary Prospectus and the Letter of Transmittal. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on

Form S-4, including a prospectus and consent solicitation statement, relating to the New Securities. The registration statement as amended at the time it was declared effective under the Securities Act of 1933, as amended (the “Securities Act”), together with the documents incorporated by reference therein, is hereinafter referred to as the “Registration Statement.” Any preliminary prospectus and consent solicitation included in the Registration Statement on the Commencement Date or in any amendment thereto prior to the effectiveness of the Registration Statement (excluding the Prospectus) or any preliminary prospectus and consent solicitation filed with the Commission pursuant to Rule 424(a) under the Securities Act, together with the documents incorporated by reference therein, is hereinafter referred to as a “Preliminary Prospectus.” The prospectus and consent solicitation statement included in the Registration Statement at the time it was declared effective or, if used prior to the Expiration Date, the final prospectus filed pursuant to Rule 424(b) under the Securities Act, together with the documents incorporated by reference therein, is hereinafter referred to as the “Prospectus.” Any written communication made in connection with or relating to the Exchange Offer in reliance on Rule 165 of the Securities Act, and required to be filed by the Company with the Commission pursuant to Rule 425 under the Securities Act, is hereinafter referred to as “Rule 165 Material.” The Registration Statement, together with the Preliminary Prospectus and Prospectus, the related letter of transmittal and consent dated the Commencement Date to be used by holders of Old Securities exchanging Old Securities for New Securities in the Exchange Offer (the “Letter of Transmittal”), as the same may be supplemented or amended from time to time, any press releases or advertisements, to the extent applicable, expressly relating to the Exchange Offer, any Rule 165 Material, and any other written material filed with the Commission or furnished by or with the written consent of the Company to the holders of the Old Securities in connection with the Exchange Offer and the Solicitation, are herein collectively referred to as the “Exchange Materials.” The Company authorizes you to use the Exchange Materials in connection with the Exchange Offer and the Solicitation, without assuming responsibility for the accuracy, completeness or fairness of the statements contained therein, except with respect to any information furnished in writing by you, and you agree not to use any written material in connection therewith other than the Exchange Materials and such other written materials, if any, as the Company may provide or approve.
          The Dealer Managers hereby agree that, without the prior written consent of the Company (which consent the Company agrees will not be unreasonably withheld), each Dealer Manager will not hereafter publicly disseminate any written materials to holders of Old Securities for or in connection with the solicitation of tenders of Old Securities or Consents pursuant to the Exchange Offer or the Solicitation, other than the Exchange Materials, or make any representations to holders of Old Securities in connection with the solicitation of tenders of Old Securities or Consents pursuant to the Exchange Offer or the Solicitation, other than the Exchange Materials.
          The date on which the Preliminary Prospectus is filed with the Commission and the Exchange Materials are first mailed or otherwise distributed to holders of Old Securities is hereinafter referred to as the “Commencement Date.”

          2. Retention. The Company hereby appoints and authorizes Deutsche Bank Securities Inc. and U.S. Bancorp Investments, Inc. as the dealer managers and solicitation agents (the “Dealer Managers” or “you”) and Deutsche Bank Securities Inc. as the “Representative” of the Dealer Managers in connection with the Exchange Offer and the Solicitation, until the Exchange Date and on the basis of the representations, warranties and agreements of the Company contained herein and subject to the terms and conditions hereof, you hereby accept such appointment upon the terms and subject to the conditions set forth in this Agreement. You agree, in accordance with customary practice, to perform those services in connection with the Exchange Offer and the Solicitation as are customarily performed by investment banks acting in such roles in connection with exchange offers and consent solicitations of a like nature, including but not limited to communicating generally regarding the Exchange Offer and the Solicitation with brokers, dealers, commercial banks, trust companies and other persons. The Company hereby agrees and acknowledges that you may, to the extent you deem appropriate, retain the services of any of your affiliates to assist you in providing your services hereunder.
     (a) The Company shall use its reasonable best efforts to furnish you, or cause the trustee or trustees under the Trust Agreement, to furnish you, as soon as practicable after the Commencement Date, with the names of the holders of Old Securities as of the Commencement Date and, to the extent available to the Company, together with their addresses and the number of Old Securities held by them. Additionally, the Company shall use its reasonable best efforts to update such information from time to time during the term of this Agreement as requested by you and to the extent such information is reasonably available to the Company within the time constraints specified.
     (b) The Company agrees that any reference to a Dealer Manager or the Dealer Managers in any Exchange Materials or in any press release or other document or communication relating to the Exchange Offer and the Solicitation or your activities in connection therewith is subject to your prior approval. If you resign or your engagement hereunder is terminated prior to the dissemination of the Exchange Materials or any other release or communication, no reference shall be made therein to you, unless applicable law requires a reference to the Dealer Managers after such resignation or termination, in which case the Company agrees to provide you with prompt notice of such requirement and to provide you a reasonable opportunity to seek an appropriate protective order or other remedy.
     (c) The Company authorizes you to communicate with any information agent and exchange agent (the “Information Agent and Exchange Agent”) and any depositary designated or retained by the Company with respect to the Exchange Offer and the Solicitation (the “Depositary”) as to such matters regarding the Exchange Offer and the Solicitation as you may reasonably request.
     (d) In full payment for services rendered and to be rendered hereunder by you, the Company agrees to pay you fees and to reimburse you for expenses as follows:

(i)	on the Exchange Date, the Company shall pay to the Dealer Managers the fees calculated and payable as set forth in a letter addressed to the Dealer Managers dated the date hereof; and

(ii)	whether or not any Old Securities are exchanged pursuant to the Exchange Offer, the Company shall pay all reasonable expenses incurred in connection with the preparation, printing, mailing and publishing of the Exchange Materials, and all amounts payable to securities dealers (including the Dealer Managers), brokers, banks, trust companies and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Exchange Materials to their customers, and of any forwarding agent, and all other expenses of the Company in connection with the Exchange Materials and shall reimburse the Dealer Managers for all reasonable out-of-pocket expenses as incurred by the Dealer Managers in connection with their services as Dealer Managers under this Agreement. If the Dealer Managers withdraw pursuant to Section 6 hereof or terminate this Agreement pursuant to Section 8 hereof, the Dealer Managers shall nevertheless be entitled to receive reimbursement of all expenses pursuant to this Section 2(d)(ii) which have accrued to the date of such withdrawal or termination, as the case may be. Any payments to be made by the Company to the Dealer Managers pursuant to this Section 2(d)(ii) shall be made promptly after the completion or termination of the Exchange Offer and the Solicitation.
          The Company shall perform its obligations to you set forth in this Section 2(d)(ii) and in Section 7 hereof whether or not the Exchange Offer and the Solicitation are commenced or the Company exchanges any Old Securities pursuant to the Exchange Offer.
          The Company acknowledges and agrees that the Dealer Managers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Exchange Offer and the Solicitation and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. You shall act hereunder as an independent contractor and nothing contained herein shall make the Company or any of their affiliates, agents of you or any of your affiliates. Nothing contained in this Agreement shall constitute you a partner of or joint venturer with the Company or any of their affiliates. Additionally, the Dealer Managers are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Managers shall have no responsibility or liability to the Company with respect thereto.
          3. Certain Covenants. The Company covenants with you as follows:
     (a) The Company will prepare the Exchange Materials and will file all Exchange Materials with the Commission to the extent required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), as applicable, including all Rule 165 Material, and a final prospectus relating to the Registration Statement in accordance with Rule 424(b). The Company will furnish to the Dealer Managers and to counsel for the Dealer Managers, without charge, during the period beginning on the Commencement Date and continuing to and including the Exchange Date, (i) signed photostatic copies of the Registration Statement (and any amendment thereto), in each case including all exhibits and consents filed therewith, and (ii) copies of the Exchange Materials and any amendments and supplements thereto in such quantities as each Dealer Manager may reasonably request.
     (b) The Company will give you prior written notice of its intention to amend or supplement any Exchange Materials, will furnish you with copies of such amendment or supplement, and will not use any such amendment or supplement to which you or your counsel shall reasonably object in writing or which is not in compliance with the Securities Act or Exchange Act.
     (c) If, at any time prior to the Exchange Date, any event occurs as a result of which it shall be, in the reasonable judgment of the Company or its counsel or you or your counsel, necessary to amend or supplement any of the Exchange Materials in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it is necessary, in the reasonable judgment of any such person, at any time to amend or supplement any of the Exchange Materials to comply with the Securities Act, the Exchange Act or any other applicable law, rule or regulation, such person shall (i) promptly inform the Company and you (at which time the Dealer Managers shall be entitled to cease soliciting tenders until such time as the Company has complied with clause (ii) of this sentence), and (ii) (subject to Section 3(b) above) the Company shall promptly prepare, file or transmit for filing with the Commission, and furnish copies to you in such quantities as you may reasonably request, of such amendments or supplements to such Exchange Materials, so that either (A) the statements in the Exchange Materials, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or (B) such compliance is effected.
     (d) The Company shall comply with the applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and the Exchange Act, in connection with the Exchange Materials, the Exchange Offer and the Solicitation, the issuance of the New Securities and the Preferred Stock and the transactions contemplated hereby and thereby; the Company shall take on a timely basis all actions necessary or legally required in relation to the Exchange Offer and the Solicitation and all other actions contemplated by this Agreement and by the Exchange Materials, including the appropriate authorization by the Company of any amendments or modifications of the Exchange Offer.
     (e) The Company shall notify you prior to the time when it proposes to commence the Exchange Offer or, after commencement, to extend the Exchange Offer; and the Company shall advise or cause the Depositary to advise you upon your reasonable request from time to time during the period of, and promptly after the expiration of, the Exchange Offer, as to all names and addresses of the holders which have validly tendered their Old Securities for exchange and delivered their consent to the Proposed Amendments during the immediately preceding day, indicating the aggregate liquidation amount of Old Securities, verified to be in proper form for exchange, rejected for exchange, and being processed for exchange; and will notify you as promptly as practicable following expiration of the Exchange Offer and the Solicitation on the Expiration Date (as defined in the Preliminary Prospectus), of the aggregate liquidation amount of Old Securities in respect of which a tender has been verified to be in proper form, a tender has been rejected and which are being processed. The Company shall promptly give you notice of changes in the Expiration Date with respect to the Exchange Offer and the Solicitation. The Company shall not accept Old Securities for exchange unless the conditions to the obligations of each Dealer Manager set forth in Section 6 hereof have been satisfied.
     (f) The Company shall advise you promptly of (i) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause the Company to amend, withdraw or terminate the Exchange Offer or the Solicitation, or amend or supplement any of the Exchange Materials, (ii) the occurrence of any event, or the discovery of any fact, which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) the filing and effectiveness of the Registration Statement or any amendment thereto, (iv) the mailing or the delivery to the Commission for filing of any Preliminary Prospectus or amendment or supplement to the Prospectus, any Rule 165 Material or any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Preliminary Prospectus or the Prospectus, (v) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any amendment or supplement thereto, (vi) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Rule 165 Material or for additional information relating to the Exchange Offer, (vii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threat of initiation of any proceedings for that purpose, (viii) of the suspension of qualification of the New Securities for offering or sale in any jurisdiction or the initiation or threat of initiation of any proceedings for that purpose, (ix) the issuance or the threatened issuance of any order or the taking of any other action by any administrative or judicial tribunal or governmental agency or instrumentality, or of any litigation or claim concerning the Exchange Offer and the Solicitation (and, if in writing, will promptly furnish you a copy thereof), and (x) any other information relating to the Exchange Offer which you may from time to time reasonably request. If an event specified in clauses (vii) or (viii) in the immediately preceding sentence occurs, the Company will make every reasonable effort to prevent the issuance of any stop order or suspension of qualification and, if any stop order or suspension of qualification is issued, to obtain the lifting thereof at the earliest possible moment
     (g) The Company shall not commence the mailing of the Exchange Materials unless the conditions set forth in Section 6 that are required to be satisfied or complied with as of the Commencement Date shall have been satisfied and complied with prior to or concurrently with the commencement of such mailing or shall have otherwise been waived in writing by you.
     (h) The Company acknowledges and agrees that the Dealer Managers shall have no liability (in tort, contract or otherwise) to the Company, its affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person in connection with the Exchange Offer and the Solicitation, and neither the Dealer Managers nor any of their affiliates shall be liable for any Losses arising from their own acts or omissions in performing their respective obligations as a Dealer Manager or as a Dealer in connection with the Exchange Offer and the Solicitation, except for any such Losses that are finally judicially determined to have resulted primarily from their bad faith, gross negligence or willful misconduct; provided, however, that nothing in this Agreement shall limit each Dealer Manager’s liability for breach of any express agreement made by such Dealer Manager in this Agreement. In soliciting or obtaining tenders of Old Securities, no Dealer, bank or trust company is to be deemed to be acting as the Dealer Managers’ agent or the agent of the Company or any of its affiliates, and the Dealer Managers shall not be deemed the agent of any Dealer, bank or trust company or a fiduciary of the Company or an agent or fiduciary of any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Old Securities, the Dealer Manager shall not be nor shall the Dealer Managers be deemed for any purpose to act as a partner or joint venturer of, or a member of a syndicate or group with, the Company or any of its affiliates in connection with the Exchange Offer and the Solicitation or each other, or any purchase of New Securities, and none of the Company or any of its affiliates shall be deemed to act as the Dealer Managers’ agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Securities.
     (i) The Company will make generally available to its security holders (as defined in Rule 158) as soon as practicable, but not later than 45 days after the close of each of the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve month period beginning not later than the first day of the fiscal quarter next following the execution date of this Agreement.
     (j) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Trust or the Company in connection with the Exchange Offer.
     (k) The Company will endeavor, in cooperation with the Dealer Managers, to qualify the New Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Dealer Managers may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the New Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the New Securities have been qualified as above provided.
     (l) The Company will cause all Old Securities accepted in the Exchange Offer to be cancelled as described in the Preliminary Prospectus, the Disclosure Package and the Prospectus.
     (m) The Company will assist the Dealer Managers in arranging for the New Securities to be eligible for clearance and settlement through The Depository Trust Company.
     (n) The Company will use its commercially-reasonable best efforts to list, subject to notice of issuance, the New Securities on the New York Stock Exchange.
     (o) The Company agrees that it will not make any written communications (other than non-public communications among participants (as such term is defined in Rule 165 of the Securities Act)) in connection with or related to the Exchange Offer that could constitute a “prospectus” for the purposes of Section 5(b)(1) of the Securities Act, except for any Preliminary Prospectus, the Prospectus and any Rule 165 Material, and to provide you with a copy of all Rule 165 Material promptly after filing of the same with the Commission. The Company will not amend or supplement the Exchange Materials or file any Exchange Materials with the Commission, without your prior written consent (which consent shall not be unreasonably withheld), unless required by applicable law. Prior to the earlier of the Exchange Date or the date of termination of the Exchange Offer and the Solicitation, the Company will not file any document under the Exchange Act unless, within a reasonable time prior to such proposed filing, the Company has furnished to you a copy of such document for review and has provided you with a reasonable opportunity to review such materials and provide comments to the Company.
          4. Expenses of the Company. In addition to the obligation of the Company to pay the fees of the Dealer Managers and to reimburse the Dealer Managers for their reasonable out-of-pocket expenses as provided in subsection 2(d) hereof, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including, but not limited to, all costs and expenses incident to (a) the preparation, filing, printing, word processing, publishing or other production of documents with respect to such transactions, including any costs of printing the Exchange Materials and any amendments or supplements thereto and all other agreements relating to the Exchange Offer and the Solicitation or the distribution of any blue sky memoranda, (b) the customary mailing and handling (including postage, air freight charges and charges for counting and packaging) of such copies of the Exchange Materials and any amendments or supplements thereto as may, in each case, be reasonably requested for use in connection with the Exchange Offer, (c) all arrangements relating to the delivery to the Dealer Managers of copies of the foregoing documents, (d) the preparation, issuance and delivery of the New Securities, and the qualification of the New Securities under securities or “blue sky” laws of the several states or any non-U.S. jurisdiction, including filing fees and the reasonable fees and disbursements of counsel for the Dealer Managers, and including any stamp or transfer taxes in connection with the original issuance and sale of the New Securities, (e) the registration of the Exchange Offer and the New Securities under the Securities Act, (f) the listing of the New Securities on the New York Stock Exchange, (g) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company and the Trust, (h) the fees and disbursements of the Information Agent and Exchange Agent and the Depositary, (i) the fees and disbursements of the Indenture Trustee, the trustees of the Trust, the Collateral Agent (including the fees and expenses of counsel to such trustees and the Collateral Agent in connection with the Transaction Documents) and (i) any costs and expenses of the Company incurred in connection with any meetings with holders of Old Securities relating to the Exchange Offer and the Solicitation.
          5. Representations and Warranties.
     The Company (on behalf of itself and each of its subsidiaries) represents and warrants to you that:
     (a) On (x) the Commencement Date, the Registration Statement complied, and on the Effective Date, the Registration Statement will comply, and (y) the date upon which the Prospectus is first filed in accordance with Rule 424(a) or Rule 424(b), as applicable, on the Expiration Date and on the Exchange Date, the Prospectus (and any supplements thereto) will comply, in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations promulgated thereunder; on the Commencement Date, the Effective Date and the Exchange Date, the Registration Statement did not and will not contain any untrue statement of any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(a) or Rule 424(b), as applicable, as of its date (and on the date of any supplement thereto), on the Expiration Date and on the Exchange Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to any such statement or omission made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein.
     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Exchange Material, at the time of filing thereof, complied or will comply in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to any such statement or omission made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein. On the Expiration Date and on the Exchange Date, (i) the Prospectus, assuming for purposes of this clause (c) that the Prospectus was dated as of the Expiration Date, and (ii) any Rule 165 Material as supplemented or amended as of the Expiration Date (together, the “Disclosure Package”), when taken together as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to any such statement or omission made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein.
     (c) The Rule 165 Material when filed with the Commission complied or will comply in all material respects with the applicable requirements of the Securities Act; and no Rule 165 Material, at the time of first use, when taken together with the Preliminary Prospectus as then amended or supplemented, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to any such statement or omission made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein.
     (d) At the Commencement Date, the Expiration Date and the Exchange Date, the Exchange Materials at such date (i) complied and will comply in all material respects with all applicable requirements of the laws of those jurisdictions in which solicitations of tenders and consents are or will be made in the Exchange Offer pursuant to this Agreement and (ii) did not and will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to any such statement or omission made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use therein.
     (e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus, the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to do so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).
     (g) U.S. Bank National Association, the Company’s principal subsidiary bank, has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus, the Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of such bank has been duly authorized and validly issued and is fully paid and, except as provided in 12 U.S.C. Section 55, non-assessable; and 100% of its capital stock, other than any director’s qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.
     (h) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer; and the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Preliminary Prospectus, the Disclosure Package and the Prospectus.
     (i) The authorized capitalization of the Company is as set forth in the Preliminary Prospectus, the Disclosure Package and the Prospectus, and the shares of issued and outstanding capital stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable and conform to the descriptions thereof contained in the Preliminary Prospectus, the Disclosure Package and the Prospectus.
     (j) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.
     (k) The New Securities have been duly authorized by the Company and, when issued and delivered by the Company in exchange for the Old Securities, will be duly and validly issued and fully paid and nonassessable and will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus, the Disclosure Package and the Prospectus.
     (l) The Preferred Stock Amendment, the proposed form of which has been furnished to the Dealer Managers, will have been duly filed with the Secretary of State of the State of Delaware on or before the Exchange Date.
     (m) The Preferred Stock Amendment and the issuance of Preferred Stock pursuant to the Deposit Agreement has each been duly authorized by the Company and, upon filing of the Preferred Stock Amendment the Secretary of State of the State of Delaware on or before the Exchange Date and when issued and delivered by the Company in exchange for the Old Securities pursuant to the Deposit Agreement on the Exchange Date, the Preferred Stock will be duly and validly issued and fully paid and nonassessable and will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus, the Disclosure Package and the Prospectus.
     (n) Each of (i) the Supplemental Indenture, (ii) the Trust Agreement Amendment, (iii) the Stock Purchase Contract Agreement Amendment, (iv) the Collateral Agreement Amendment, and (v) the Deposit Agreement, has been duly authorized by the Company and, when executed and delivered at or prior to the Exchange Date upon receipt of the requisite Consents to the Proposed Amendments, each of (v) the Base Indenture as supplemented by the Supplemental Indenture, (w) the Trust Agreement as amended by the Trust Agreement Amendment, (x) the Stock

Purchase Contract Agreement Amendment, (y) the Collateral Agreement Amendment, and (z) the Deposit Agreement, will have been duly executed and delivered by the Company and will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (B) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.
     (o) Each of the Administrative Trustees is an employee of or affiliated with the Company and, when executed and delivered at or prior to the Exchange Date upon receipt of the requisite Consents to the Proposed Amendments, the Trust Agreement Amendment will have been duly executed and delivered by each Administrative Trustee and the Trust Agreement as amended by the Trust Agreement Amendment will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.
     (p) Each of the Transaction Documents that are described in the Preliminary Prospectus, the Disclosure Package and the Prospectus will conform in all material respects to the respective statements relating thereto in the Preliminary Prospectus, the Disclosure Package and the Prospectus.
     (q) The Company has all the necessary power and authority to conduct and consummate the Exchange Offer and the Solicitation, issue the New Securities and the Preferred Stock in accordance with the terms of the Exchange Offer, execute, deliver and perform this Agreement and the Transaction Documents, and to consummate the transactions herein and therein contemplated. The conduct and consummation of the Exchange Offer and the Solicitation, the issuance of the New Securities and the Preferred Stock in accordance with the terms of the Exchange Offer, the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions herein and therein contemplated, will not contravene any provision of applicable law, the Trust Agreement, the certificate of incorporation or bylaws of the Company or articles of association or bylaws of U.S. Bank National Association or any agreement or other instrument binding upon the Company or U.S. Bank National Association, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the conduct and consummation of the

Exchange Offer or the Solicitation, the execution, delivery and performance by the Company of the Transaction Documents, issuance of the New Securities and the Preferred Stock in accordance with the terms of the Exchange Offer or the consummation of the transactions herein and therein contemplated, except such as have been made or obtained or will be made or obtained at or before the Exchange Date from the Board of Governors of the Federal Reserve System or in connection with the registration of the New Securities with the Commission pursuant to the Securities Act and except such as may be required under applicable state securities or “blue sky” laws.
     (r) Neither the Company nor U.S. Bank National Association is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would be material to the Trust.
     (s) The Company and the subsidiaries of the Company own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted.
     (t) Each of the Company and the subsidiaries of the Company own or possess adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of the subsidiaries of the Company has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the conduct of the business, operations, financial condition or income of the Trust or of the Company and its subsidiaries considered as one enterprise
     (u) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Trust or the Company or any of the subsidiaries of the Company, which may reasonably be expected to have a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the performance of this Agreement or the consummation of the transactions described in the Preliminary Prospectus, the Disclosure Package and the Prospectus; and there are no material contracts or documents of the Trust or the Company or any of the subsidiaries of the Company which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been so filed.

     (v) No labor dispute with the employees of the Company or any of its Subsidiaries exists, or to the knowledge of the Company, is imminent.
     (w) Ernst & Young LLP, who certified the financial statements, Company management’s assessment of internal controls and the Company’s internal controls included or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the Exchange Act and the rules and regulations issued by the Commission thereunder.
     (x) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.
     (y) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Trust or the Company in connection with the Exchange Offer.
     (z) To the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (aa) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (bb) None of the Trust, the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (cc) The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (dd) Since the respective dates as of which information is given in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, (B) there has been no Material Adverse Effect, whether or not arising in the ordinary course of business and (C) there have been no material transactions entered into by the Trust or the Company, or any of the subsidiaries of the Company other than those in the ordinary course of business.
     (ee) The statements set forth in the Preliminary Prospectus, the Disclosure Package and the Prospectus under the captions “Description of Preferred Stock,” “Description of Depositary Shares,” “Comparison of Rights Between the Normal ITS and the Depositary Shares,” and “The Exchange Offer and the Consent Solicitation—The Proposed Amendments,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects. The statements set forth in the Preliminary Prospectus, the Disclosure Package and the Prospectus under the captions “Material U.S. Federal Income Tax Consequences” and “Benefit Plan Investor Considerations,” insofar as such statements refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.
     (ff) The Company is not, and will not be as a result of the consummation of the Exchange Offer, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended or controlled by an entity required to be registered under the 1940 Act as an “investment company.”

     (gg) There are no contracts, agreements or understandings among the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or who in connection with the issuance, sale and delivery of the New Securities and the execution, delivery and performance of this Agreement, have the right to request the Company to include such securities with the New Securities registered pursuant to the Registration Statement.
     (hh) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement and the Transaction Documents, the issuance or sale by the Company of the New Securities, the solicitation or acceptance of Consents or tenders with respect to the Old Securities.
     (ii) The Trust has been duly created and is validly existing as a statutory trust in good standing under the Trust Agreement and the Delaware Statutory Trust Act and has the trust power and authority to own its properties and conduct its business as described in the Preliminary Prospectus, the Disclosure Package and the Prospectus.
     (jj) Upon receipt of the requisite Consents to the Proposed Amendments, each of (x) the Trust Agreement as amended by the Trust Agreement Amendment, (y) the Stock Purchase Contract Agreement Amendment, and (z) the Collateral Agreement Amendment, will have been duly authorized, executed and delivered by or on behalf of the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (B) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.
     (kk) Upon receipt of the requisite Consents to the Proposed Amendments, the Trust will have all the necessary power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions therein contemplated. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions therein contemplated, will not result in any violation of or conflict with (A) the Certificate of Trust of the Trust, (B) any applicable Delaware law, rule or regulation or (C) any provision of applicable law of the United States; will not contravene any provision of applicable law, the Trust Agreement (as amended by the Trust Agreement Amendment), the certificate of incorporation or bylaws of the Company or articles of association or bylaws of U.S. Bank National Association or any agreement or other instrument binding upon the Trust, the Company or U.S. Bank National Association that is material to the Trust or to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance by the Trust of the Transaction Documents and to consummate the transactions therein contemplated, except such as have been made or obtained or will be made or obtained at or before the Exchange Date from the Board of Governors of the Federal Reserve System or in connection with the registration of the New Securities with the Commission pursuant to the Securities Act and except such as may be required under applicable state securities or “blue sky” laws.
     (ll) As of the Exchange Date, the provisions of the Collateral Agreement as amended by the Collateral Agreement Amendment will continue to be effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in or to the Junior Subordinated Notes or treasury securities included in the Pledge Account (the “Pledged Securities Entitlements”); and the provisions of the Collateral Agreement as amended by the Collateral Agreement Amendment will continue to be effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Company in the Pledged Security Entitlements. “Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.
     (mm) The Company has not agreed to pay and the Company does not know of any outstanding material claims in the nature of a finder’s fee, financial advisory fee, origination fee or similar fee to be paid by them with respect to the transactions contemplated hereby except as contemplated by this Agreement.
          6. Conditions of the Dealer Managers’ Obligations. The obligations of the Dealer Managers in this Agreement are subject to the accuracy of the representations and warranties contained herein as of the Commencement Date and as of the Exchange Date, as if made on and as of each such date (except as expressly provided therein), to the accuracy in all material respects of the statements contained in certificates delivered by the officers of the Company pursuant to the provisions hereof, to the performance in all material respects by the Company of its covenants and agreements hereunder and to the following additional conditions, unless waived in writing by you:

     (a) The Registration Statement shall have been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been received; and no stop order suspending or preventing the use of the Preliminary Prospectus or the Prospectus shall have been initiated or threatened by the Commission. The Prospectus and any amendment or supplement thereto and all Rule 165 Material shall have been timely filed with the Commission under the Securities Act, subject to compliance with Rule 165(e) of the Securities Act, and in accordance with Section 4(b) hereof. All requests by the Commission for additional information with respect to the Exchange Offer and the Solicitation shall have been complied with to your reasonable satisfaction. All other Exchange Materials required to be filed with the Commission shall have been filed with the applicable time prescribed for such filing under the Securities Act.
     (b) There shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against the Company or the Trust that could reasonably be expected to result in a Material Adverse Effect, or against you relating to the Exchange Offer and the Solicitation and your activities in connection therewith or any of the other transactions contemplated by the Exchange Materials.
     (c) On the Commencement Date and the Exchange Date, you shall have received, dated as of each such date, (i) the opinion and negative assurance letter of Squire, Sanders & Dempsey, L.L.P., counsel for the Company, substantially in the form of Exhibits B-1 and B-2 hereto, (ii) the opinion of Lee R. Mitau, Executive Vice President and General Counsel of the Company, substantially in the form of Exhibits C-1 and C-2 hereto, and (iii) Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, substantially in the form of Exhibits D-1 and D-2 hereto.
     (d) On the Commencement Date and the Exchange Date, you shall have received, dated as of each such date, an opinion and 10b-5 side letter of Shearman & Sterling LLP, your counsel, in the form and substance reasonably satisfactory to you.
     (e) Subsequent to the respective dates of the most recent financial statements included or incorporated by reference in the Preliminary Prospectus, the Disclosure Package and the Prospectus (as amended or supplemented), there shall not have been any material adverse change in the condition, financial or otherwise, of the Trust or of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Trust or of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth in the Preliminary Prospectus, the Disclosure Package and the Prospectus exclusive of any amendment or supplement.

     (f) None of the Exchange Offer, the Consent Solicitation or any of the other transactions contemplated by the Exchange Materials shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued, or any action, suit or proceeding shall have been commenced, with respect to the Exchange Offer, the Solicitation, this Agreement, the issuance of the New Securities and the Preferred Stock or any of the other transactions contemplated by the Exchange Materials, before any court or governmental authority.
     (g) On the Exchange Date, you shall have received a certificate, dated such date, of the principal financial or accounting officer of the Company to the effect that, to the best of his knowledge after reasonable investigation:
(i) Except for representations and warranties that speak of a particular date (which representations and warranties shall be true and correct in all material respects as of such date), the representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of such date and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date (after giving effect to the Exchange Offer, the Solicitation and the other transactions contemplated by the Exchange Materials), in all material respects;
(ii) Subsequent to the date as of which information is given in the Preliminary Prospectus, the Disclosure Package and the Prospectus (as amended or supplemented), as of the date of such certificate, there has not been any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth in the Preliminary Prospectus, the Disclosure Package and the Prospectus;
(iii) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Preliminary Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date; and neither the Exchange Offer, nor any of the other transactions contemplated hereby or by the Exchange Materials has been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued nor, to his knowledge, has any action, suit or proceeding been commenced with respect to the Exchange Offer, the Solicitation, this Agreement, the issuance of the New Securities or any of the other transactions contemplated by the Exchange Materials, before any court or governmental authority; and
(iv) Since the Commencement Date, (A) no downgrading has occurred in the rating accorded the Company’s unsecured debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s unsecured debt securities or preferred stock or the Old Securities.
     (h) On the Exchange Date, all conditions to the consummation of the Exchange Offer set forth in the Exchange Materials shall have been satisfied in all material respects without waiver and all other transactions contemplated by the Exchange Materials to be consummated simultaneously with or prior to the consummation of the Exchange Offer shall have been consummated or shall be consummated simultaneously.
     (i) On the Commencement Date and the Exchange Date, Ernst & Young LLP shall have furnished to you customary comfort letters addressed to you and in form and substance satisfactory to you and your counsel with respect to the financial statements of the Company that it has audited and certain financial information contained or incorporated by reference in the Exchange Materials.
     (j) On the Exchange Date, all of the Transaction Documents shall have been executed and delivered by each of the parties thereto and shall be in full force and effect and the Dealer Managers shall have received fully executed copies thereof and the Company shall not be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Transaction Documents, and no condition shall exist that, with the giving of notice or the lapse of time, or both, would constitute such a default, except in each case where the consequences of such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Effect.
     (k) On the Exchange Date, the Company shall not have any knowledge that any party shall have failed to perform or comply with any of the agreements contained in any of the Transaction Documents and required to be performed or complied with by such party unless such failure would not reasonably be expected to result in a Material Adverse Effect.
     (l) On the Exchange Date, the Company shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement and the Exchange Materials, including, without limitation, from the Board of Governors of the Federal Reserve System.
     (m) On the Exchange Date, counsel for the Dealer Managers shall have been furnished with such documents, certificates and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the New Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the Exchange Offer and the Solicitation and any other transactions contemplated by the

Exchange Materials shall be reasonably satisfactory in form and substance to the Dealer Managers and counsel for each Dealer Manager.
     (n) Since the date of this Agreement, (A) no downgrading shall have occurred in the rating accorded the Company’s unsecured debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s unsecured debt securities or preferred stock or the Old Securities.
     (o) Prior to the Exchange Date, the New Securities shall have been approved for listing on the NYSE, subject to notice of issuance.
          All such documents, certificates, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to you and your counsel. The Company shall furnish to you such conformed copies of such documents, certificates, schedules and instruments in such quantities as you shall reasonably request.
          In the event that any of the foregoing conditions is not met when required to be met, then you shall be entitled to withdraw as a Dealer Manager in connection with the Exchange Offer and the Solicitation without any liability or penalty to you or any other “indemnified party” (as defined in Section 7) and without loss of any right to the payment of all expenses and fees hereunder that have accrued as of the date of such withdrawal that are otherwise payable under this Agreement.
          7. Indemnification. The Company agrees to indemnify and hold harmless the Dealer Managers and each other person, if any, “controlling” a Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “indemnified party”) from and against any and all losses, actions, claims, damages or liabilities, and will reimburse any indemnified party for all costs and expenses (including reasonable counsel fees) as they are incurred by such indemnified party in connection with investigating, preparing to defend or defending any such action or claim caused by or arising out of, or in connection with, the Exchange Offer and the Solicitation (whether or not consummated), including, but not limited to, losses, actions, claims, liabilities, damages, costs or expenses arising out of or based upon (1) (A) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Disclosure Package, any Preliminary Prospectus, the Prospectus, any Rule 165 Material, any Exchange Materials or any other information provided by the Company to any holder of Old Securities in connection with the Exchange Offer and the Solicitation or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) any breach of any agreement or representation of the Company contained in this Agreement or which arise out of or are based upon any failure to accept Old Securities properly exchanged pursuant to the Exchange Offer, (3) the performance by you of the services contemplated by this Agreement, or otherwise arising out of, relating to or in connection with the Exchange Offer and the Solicitation; provided, however, that the Company will not be liable to any indemnified party under clause (4) hereof to the extent that any claims, liabilities, losses, damages, costs or expenses (a) are finally determined by a court of competent jurisdiction to the extent resulting primarily from the gross negligence or willful misconduct of such indemnified party; and provided further, however, that the Company will not be liable to any indemnified party under clause (1) hereof to the extent that any claims, liabilities, losses, damages, costs or expenses arise out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state in any of the Exchange Materials a material fact, if in either such case such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Dealer Managers to the Company expressly for use therein (which for purposes of this Agreement, shall consist of the name and address of the Dealer Managers on the front cover and the back cover of the Prospectus and the Letter of Transmittal). The Company shall not be liable under this Section 8 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld or delayed.
          The Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought by an indemnified party hereunder (when an indemnified party is or could have been a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional written release (in form and substance reasonably satisfactory to the indemnified parties) of the indemnified parties from all liability arising out of such claim, action, suit or proceeding.
          Each indemnified party shall give prompt notice to the Company of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify the Company shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to this Section 7, counsel to the indemnified party shall be selected by the Dealer Managers. The Company may participate at its own expense in the defense of such action; provided, however, that counsel to the Company shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), the Company, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (a) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Exchange Offer and the Solicitation or (b) if the allocation provided by the foregoing clause (a) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the indemnified parties on the other hand shall be deemed to be in the same proportion as (a) the aggregate liquidation amount of Old Securities solicited for exchange pursuant to the Exchange Offer and the Solicitation bears to (b) the fees and expenses paid or proposed to be paid by the Company to such indemnified party under this Agreement. The relative fault of the Company on the one hand and the Dealer Managers on the other shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Dealer Managers on the other and such party’s relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission. The indemnity, reimbursement and contribution obligations of the Company under this Agreement shall be in addition to any rights that the Dealer Managers or any other indemnified party may have at common law or otherwise, including any other agreements by and among the parties hereto. The Company and the Dealer Managers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Company on the one hand and the indemnified parties on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this paragraph, the indemnified parties shall not be obligated to make contributions hereunder that in the aggregate exceed the total fees received by the Dealer Managers under this Agreement, less the aggregate amount of any damages that the indemnified parties have otherwise been required to pay for which indemnification is provided for hereunder, and no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph, each of the Dealer Manager’s respective affiliates, directors, officers, agents, representatives, employees and each person, if any, who controls a Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Dealer Manager.
          8. Termination.
          (a) This Agreement may be terminated (i) by the Dealer Managers at any time upon notice to the Company if (A) the Company shall mail or otherwise distribute or propose to mail or otherwise distribute any supplement to any Exchange Materials to which the Dealer Managers shall reasonably object or which shall be reasonably disapproved by their counsel, (B) at any time prior to the Exchange Date, the Exchange Offer is terminated or withdrawn for any reason (other than the failure of the Dealer Managers to perform their obligations hereunder) or any restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Exchange Offer, this Agreement or any of the other transactions contemplated by the Exchange Materials, before any court or governmental authority which makes it inadvisable for the Dealer Managers, in their reasonable discretion, to continue to act as Dealer Managers hereunder, (C) any of the conditions specified in Section 6 shall not have been fulfilled when required thereunder to be fulfilled or the representations and warranties under Section 4 are incorrect in any material respect, or (D) there is a good faith disagreement between the Dealer Managers on the one hand and the Company on the other hand with respect to a material term or condition of the Exchange Offer or the Solicitation or the Exchange Materials, or (ii) by the Company upon notice to the Dealer Managers, if there is a good faith disagreement between the Dealer Managers on the one hand and the Company on the other hand with respect to a material term or condition of the Exchange Offer or the Solicitation or the Exchange Materials.
          (b) Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party except as provided in Section 11 hereof.
          9. Notices. Any notices required to be given in writing pursuant to any of the provisions of this Agreement shall be delivered
(a) to the Company:
U.S. Bancorp
800 Nicollet Mall, BC-MN-H185
Minneapolis, Minnesota 54402
Attention: Secretary
with a copy to:
Squire, Sanders & Dempsey L.L.P.
221 E. 4th Street, Suite 2900
Cincinnati, Ohio 45202

Attention:	James J. Barresi, Esq. Aaron A. Seamon, Esq.
or (b) to the Representative:
Deutsche Bank Securities Inc.
60 Wall Street, 2nd Floor
New York, New York 10005
Attention: General Counsel

with a copy to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

Attention:	Michael J. Schiavone, Esq. Lona Nallengara, Esq.
Any such notice may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.
          10. Tombstone. The Company acknowledges that you may at any time after the Exchange Date place an announcement in such newspapers and periodicals as you may choose at your own cost stating that you acted as a Dealer Manager to the Company in connection with the Exchange Offer and the Solicitation, provided that you will submit a copy of any such announcements to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed.
          11. Survival. The provisions of Section 2(d) and 4 hereof, the indemnity, reimbursement and contribution agreements contained in Section 7 hereof, the representations and warranties and agreements set forth in Section 5 hereof, Section 12 hereof and the right to any fees under Section 8 hereof shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of you or any of your affiliates or any person controlling you or any of your affiliates, (b) consummation of the Exchange Offer and the Solicitation or (c) any termination of this Agreement or of your engagement hereunder, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, you and the indemnified parties referred to in Section 7 hereof, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy.
          12. APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY AND YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATING TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. YOU, ON THE ONE HAND, AND THE COMPANY (ON THEIR OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF THEIR STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS A DEALER MANAGER OR YOUR ROLE IN CONNECTION HEREWITH.

          13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          14. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference only and are not a part hereof.
          15. Entire Agreement, Etc. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented without the prior written consent of each of the parties hereto.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Dealer Managers.

Very truly yours, U.S. BANCORP
By:	/s/ Kenneth D. Nelson
	Name:	Kenneth D. Nelson
	Title:	Executive Vice President and Treasurer

Dealer Manager Agreement

CONFIRMED AND ACCEPTED, as of the date first above written.

DEUTSCHE BANK SECURITIES INC., As Representative of the Dealer Managers
By:	/s/ Jason Braunstein
	Name:	Jason Braunstein
	Title:	Managing Director

By:	/s/ Venkat Badinehal
	Name:	Venkat Badinehal
	Title:	Managing Director

Dealer Manager Agreement

Exhibit A-1
[Form of Offering Memorandum]

Exhibit A-2
[Form of Letter of Transmittal]

     Exhibit B-1
Form of Opinion of Squire, Sanders & Dempsey L.L.P. to be delivered at the Commencement Date
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus.
     2. U.S. Bank National Association has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus.
     3. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing, and except that the rights of indemnification and contribution thereunder may be limited by applicable Federal and state securities laws.
     4. The shares of Preferred Stock and the Depositary Shares have been duly and validly authorized for issuance by the Company and, when the shares of Preferred Stock are issued and deposited with the Depositary in accordance with the provisions of the Deposit Agreement and the Depositary Shares are issued and delivered by the Depositary in accordance with the provisions of the Deposit Agreement in exchange for the Old Securities in accordance with the Preliminary Prospectus and the Letter of Transmittal, the shares of Preferred Stock and the Depositary Shares will be duly and validly issued and fully paid and non-assessable and the Depositary Shares will represent legal and valid interests in the Preferred Stock.
     5. Each of (i) the Supplemental Indenture, (ii) the Trust Agreement Amendment, (iii) the Stock Purchase Contract Agreement Amendment, (iv) the Collateral Agreement Amendment, and (v) the Deposit Agreement, has been duly and validly authorized by the Company.
     6. The Preliminary Prospectus, as of its date, appears on its face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.
     7. The Registration Statement, as of the Commencement Date, appears on its face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

     8. If conducted in accordance with the terms and conditions set forth in the Preliminary Prospectus and the Letter of Transmittal in respect of the Exchange Offer and the Solicitation, the terms and provisions of the Exchange Offer will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.
     9. The Exchange Act reports incorporated by reference into the Registration Statement or any Preliminary Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     10. The Exchange Offer, the Solicitation, the issuance of the Depositary Shares and the Preferred Stock and all other actions by the Company contemplated in the Exchange Materials and this Agreement have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions.
     11. The Company has all the necessary power and authority to conduct and consummate the Exchange Offer and the Solicitation, issue the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, execute, deliver and perform this Agreement and the Transaction Documents, and to consummate the transactions herein and therein contemplated.
     12. The conduct and consummation of the Exchange Offer and the Solicitation, the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions herein and therein contemplated, will not result in a violation of any federal or state law nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the articles of association or bylaws of U.S. Bank National Association.
     13. The execution, delivery and performance of the Transaction Documents to which it is a party and compliance with the provisions thereof by the Trust, and the consummation of the transactions contemplated therein, and the performance of the obligations thereunder will not violate any provision of federal law or, to the best knowledge of such counsel, any agreement or instrument binding upon the Trust or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, except such contravention as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Trust.

     14. No consent, approval, license, authorization, or order of, or filing or registration with, any court or governmental authority or agency is required in connection with the conduct and consummation of the Exchange Offer or the Solicitation by the Company or the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, or for the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party or the consummation by the Company of the transactions herein and therein contemplated, except such as have been made or obtained or will be made or obtained at or before the Commencement Date from the Board of Governors of the Federal Reserve System or in connection with the registration of the Depositary Shares and the Preferred Stock with the Commission pursuant to the Securities Act and except such as may be required under state securities or Blue Sky laws.
     15. No consent, approval, license, authorization, or order of, or filing or registration with, any federal court or federal government authority or agency is required for the execution, delivery and performance by the Trust of the Transaction Documents to which it is a party or the consummation by the Trust of the transactions herein and therein contemplated, except such as have been made or obtained or will be made or obtained at or before the Commencement Date from the Board of Governors of the Federal Reserve System.
     16. The statements set forth in the Preliminary Prospectus under the captions “Description of Preferred Stock,” “Description of Depositary Shares,” “Comparison of Rights Between the Normal ITS and the Depositary Shares,” and “The Exchange Offer and the Consent Solicitation—The Proposed Amendments,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.
     17. The statements set forth in the Preliminary Prospectus under the captions “Material U.S. Federal Income Tax Consequences” and “Benefit Plan Investor Considerations,” insofar as such statements refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.
     18. To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Preliminary Prospectus or filed as exhibits to the Registration Statement other than those described or referred to therein or incorporated by reference and the description thereof or references thereto are correct.
     19. The Company is not, and as a result of the consummation of the Exchange Offer as contemplated in the Preliminary Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          Such counsel shall also have furnished to the Dealer Managers a written statement, addressed to the Dealer Managers and dated the Commencement Date, in form and substance satisfactory to the Dealer Managers, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the

Preliminary Prospectus and the documents incorporated by reference therein and any other Exchange Materials and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of Ernst & Young LLP and (y) based upon such counsel’s examination of the Registration Statement and the Preliminary Prospectus and the documents incorporated by reference therein and any other Exchange Materials, such counsel’s investigations made in connection with the preparation of the Registration Statement and the Preliminary Prospectus and the documents incorporated by reference therein and any other Exchange Materials and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe that: (A) the Preliminary Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered) as of its date, contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) the Exchange Materials (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered) as of the Commencement Date, contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B-2
Form of Opinion of Squire, Sanders & Dempsey L.L.P. to be delivered at the Exchange Date
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.
     2. U.S. Bank National Association has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.
     3. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing, and except that the rights of indemnification and contribution thereunder may be limited by applicable Federal and state securities laws.
     4. The shares of Preferred Stock and the Depositary Shares have been duly and validly authorized for issuance by the Company and, when the shares of Preferred Stock are issued and deposited with the Depositary in accordance with the provisions of the Deposit Agreement and the Depositary Shares are issued and delivered by the Depositary in accordance with the provisions of the Deposit Agreement in exchange for the Old Securities in accordance with the Prospectus and the Letter of Transmittal, the shares of Preferred Stock and the Depositary Shares will be duly and validly issued and fully paid and non-assessable and the Depositary Shares will represent legal and valid interests in the Preferred Stock and the Preferred Stock and the Depositary Shares conform to the descriptions thereof contained in the General Disclosure Package and the Prospectus.
     5. Each of (i) the Supplemental Indenture, (ii) the Trust Agreement Amendment, (iii) the Stock Purchase Contract Agreement Amendment, (iv) the Collateral Agreement Amendment, and (v) the Deposit Agreement, has been duly and validly authorized, executed and delivered by the Company and the Administrative Trustees of the Trust, to the extent they are a party thereto, and each of (w) the Base Indenture as supplemented by the Supplemental Indenture, (x) the Stock Purchase Contract Agreement Amendment, (y) the Collateral Agreement Amendment, and (z) the Deposit Agreement, constitute a valid and legally binding agreement of the Company, the Trust and each Trustee, as applicable, enforceable against the Company, the Trust and the Trustees, as applicable in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing
     6. Each of the Preliminary Prospectus and the Prospectus, as of its respective date, appears on its face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.
     7. The Registration Statement has been declared effective under the Securities Act; any required filing of each prospectus relating to the Exchange Offer (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of any Rule 165 Information has been made in the manner and within the time period required by Rule 165; and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     8. The Registration Statement, as of the Commencement Date and as of the date it was declared effective by the Commission (the “Effective Date”), appears on its face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.
     9. If conducted in accordance with the terms and conditions set forth in the Preliminary Prospectus, the Prospectus and the Letter of Transmittal in respect of the Exchange Offer and the Solicitation, the terms and provisions of the Exchange Offer will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.
     10. The Exchange Act reports incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     11. The Exchange Offer, the Solicitation, the issuance of the Depositary Shares and the Preferred Stock and all other actions by the Company contemplated in the Exchange Materials and this Agreement have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions.

     12. The Company has all the necessary power and authority to conduct and consummate the Exchange Offer and the Solicitation, issue the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, execute, deliver and perform this Agreement and the Transaction Documents, and to consummate the transactions herein and therein contemplated.
     13. The conduct and consummation of the Exchange Offer and the Solicitation, the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, will not result in a violation of any federal or state law nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the articles of association or bylaws of U.S. Bank National Association.
     14. The execution, delivery and performance of the Transaction Documents to which it is a party and compliance with the provisions thereof by the Trust, and the consummation of the transactions contemplated therein, and the performance of the obligations thereunder will not violate any provision of federal law or, to the best knowledge of such counsel, any agreement or instrument binding upon the Trust or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, except such contravention as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Trust.
     15. No consent, approval, license, authorization, or order of, or filing or registration with, any court or governmental authority or agency is required in connection with the conduct and consummation of the Exchange Offer or the Solicitation by the Company or the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, or for the execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party or the consummation by the Company of the transactions herein and therein contemplated, except such as have been made or obtained or will be made or obtained at or before the Commencement Date from the Board of Governors of the Federal Reserve System or in connection with the registration of the Depositary Shares or the Preferred Stock with the Commission pursuant to the Securities Act and except such as may be required under state securities or Blue Sky laws.
     16. No consent, approval, license, authorization, or order of, or filing or registration with, any federal court or federal government authority or agency is required for the execution, delivery and performance by the Trust of the Transaction Documents to which it is a party or the consummation by the Trust of the transactions herein and therein contemplated, except such as have been made or obtained or will be made or obtained at or before the Commencement Date from the Board of Governors of the Federal Reserve System.
     17. The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Preferred Stock,” “Description of Depositary Shares,”

“Comparison of Rights Between the Normal ITS and the Depositary Shares,” and “The Exchange Offer and the Consent Solicitation—The Proposed Amendments,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.
     18. The statements set forth in the General Disclosure Package and the Prospectus under the captions “Material U.S. Federal Income Tax Consequences” and “Benefit Plan Investor Considerations,” insofar as such statements refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.
     19. To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement other than those described or referred to therein or incorporated by reference and the description thereof or references thereto are correct.
     20. The Company is not, and as a result of the consummation of the Exchange Offer as contemplated in the Preliminary Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          Such counsel shall also have furnished to the Dealer Managers a written statement, addressed to the Dealer Managers and dated the Exchange Date, in form and substance satisfactory to the Dealer Managers, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Preliminary Prospectus, the Prospectus and the documents incorporated by reference therein and any other Exchange Materials and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of Ernst & Young LLP and (y) based upon such counsel’s examination of the Registration Statement, the Preliminary Prospectus, the Prospectus and the documents incorporated by reference therein and any other Exchange Materials, such counsel’s investigations made in connection with the preparation of the Registration Statement, the Preliminary Prospectus, the Prospectus and the documents incorporated by reference therein and any other Exchange Materials and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe that: (A) the Registration Statement (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom), as of the Effective Date and each deemed effective date with respect to the Dealer Managers pursuant to Rule 430B(f) under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered) as of its date or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. or (C) the Exchange Materials (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered) as of the date hereof, contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit C-1
Form of Opinion of the General Counsel of the Company to be delivered at the Commencement Date
     1. The Company is duly qualified to do business as a foreign corporation and is in good standing in each U.S. jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
     2. U.S. Bank National Association is lawfully able to transact business in each jurisdiction in which it owns or leases substantial properties or conducts business, except for the jurisdictions in which the failure to be lawfully able to conduct business would not have a material adverse effect on U.S. Bank National Association and its subsidiaries, taken as a whole .
     3. There are no pending or, to the best of such counsel’s knowledge, overtly threatened lawsuits or claims against the Company or its subsidiaries which are required to be disclosed in the Preliminary Prospectus that are not disclosed as required.
     4. To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the Trust or to which the Trust or any of its property is subject, that are required to be described in the Preliminary Prospectus that are not described as required and there are no agreements, contract, indentures, leases or other instruments of the Trust that are required to be described in the Preliminary Prospectus that are not described as required.
     5. To the best of such counsel’s knowledge, no restraining order, injunction or denial of an application for approval has been issued, and no legal or governmental proceedings are pending or threatened, by or before the Commission or any other government agency (including any court) with respect to the conduct and consummation of the Exchange Offer and the Solicitation, the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein.
     6. The conduct and consummation of the Exchange Offer and the Solicitation, the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole.

Exhibit C-2
Form of Opinion of the General Counsel of the Company to be delivered at the Exchange Date
     1. The Company is duly qualified to do business as a foreign corporation and is in good standing in each U.S. jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
     2. U.S. Bank National Association is lawfully able to transact business in each jurisdiction in which it owns or leases substantial properties or conducts business, except for the jurisdictions in which the failure to be lawfully able to conduct business would not have a material adverse effect on U.S. Bank National Association and its subsidiaries, taken as a whole .
     3. There are no pending or, to the best of such counsel’s knowledge, overtly threatened lawsuits or claims against the Company or its subsidiaries which are required to be disclosed in the General Disclosure Package and the Prospectus that are not disclosed as required.
     4. To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the Trust or to which the Trust or any of its property is subject, that are required to be described in the Preliminary Prospectus that are not described as required and there are no agreements, contract, indentures, leases or other instruments of the Trust that are required to be described in the General Disclosure Package and the Prospectus that are not described as required.
     5. To the best of such counsel’s knowledge, no restraining order, injunction or denial of an application for approval has been issued, and no legal or governmental proceedings are pending or threatened, by or before the Commission or any other government agency (including any court) with respect to the conduct and consummation of the Exchange Offer and the Solicitation, the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein.
     6. The conduct and consummation of the Exchange Offer and the Solicitation, the issuance of the Depositary Shares and the Preferred Stock in accordance with the terms of the Exchange Offer, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole.

Exhibit D-1
Form of Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, to be delivered at the Commencement Date
     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.
     2. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Trust Agreement.
     3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.
          In rendering the opinions expressed above, such counsel need express no opinion concerning the securities or tax laws of the State of Delaware

Exhibit D-2
Form of Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, to be delivered at the Exchange Date
     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.
     2. Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Trust Agreement.
     3. Under the Delaware Statutory Trust Act and the Trust Agreement, as amended by the Trust Agreement Amendment, the execution and delivery by the Trust of the Stock Purchase Contract Agreement Amendment and the Collateral Agreement Amendment, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.
     4. The Trust Agreement, as amended by the Trust Agreement Amendment, constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.
     5. Each of (x) the Stock Purchase Contract Agreement Amendment and (y) the Collateral Agreement Amendment, have been duly executed and delivered by the Trust.
     6. The execution, delivery and performance of the Trust Agreement Amendment, the Stock Purchase Contract Agreement Amendment and the Collateral Agreement Amendment, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder, will not result in any violation of or conflict with (A) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, as amended by the Trust Agreement Amendment or (B) any applicable Delaware law or administrative regulation thereunder which is applicable to the Trust.
     7. No authorization, approval, consent or order of any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware is required to be obtained by the Trust solely in connection with the execution, delivery and performance of the Trust Agreement Amendment, the Stock Purchase Contract Agreement Amendment and the Collateral Agreement Amendment, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder.
          In rendering the opinions expressed above, such counsel need express no opinion concerning the securities or tax laws of the State of Delaware. Such counsel may note that a consent fee was paid in connection with the amendments of the above documents, and that, while not free from doubt, that such payment should not adversely affect such counsel’s opinions. Such counsel may expressly assume, among other matters, that the requisite vote of holders of a majority in liquidation amount of the Old Securities for such amendments has been obtained and all certificates and opinions required to be delivered pursuant to the terms of such documents have been so delivered.

Schedule I
Transaction Documents
Trust Agreement Amendment
Supplemental Indenture, including amended form of global Junior Note
Stock Purchase Contract Agreement Amendment
Collateral Agreement Amendment
Preferred Stock Amendment
Deposit Agreement